Exhibit 10.1

Execution Copy

AMENDED AND RESTATED ASSET MANAGEMENT SERVICES AGREEMENT

THIS AMENDED AND RESTATED ASSET MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of December 1, 2013 (“Effective Date”) by and between KBS Acquisition Sub, LLC, a Delaware limited liability company (the “Company”), and GKK Realty Advisors LLC, a Delaware limited liability company (“Manager”).

WITNESSETH:

WHEREAS, the Company and Manager previously entered into that certain Asset Management Services Agreement dated as of March 30, 2012, as amended by that certain First Amendment to Asset Management Services Agreement dated August 17, 2012 and as further amended by that certain Second Amendment to Asset Management Services Agreement dated as of December 12, 2012 (as so amended, the “Original AM Agreement”);

WHEREAS, in connection with the entering into this Agreement and in satisfaction of amounts owing to Company pursuant to the Original AM Agreement relating to the Profit Participation, Company shall pay to Manager, on the Effective Date, the sum of $12,000,000.

WHEREAS, the Company and Manager desire to amend and restate the Original AM Agreement in its entirety by entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.	Definitions.

(a)	“Accounting Services” means the services provided by Manager set forth in Section 2(b)(x) hereof.

(b)	“Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question.

(c)	“Applicable Percentage” means (a) 0% for Construction Projects having Construction Costs of less than $50,000; (b) 10.0% for Construction Projects with Construction Costs between $50,001 and $500,000; (c) 5.0% for Construction Projects with Construction Costs between $500,001 and $1,000,000; and (d) 3.0% for Construction Projects with Construction Costs over $1,000,001. For the avoidance of doubt, in the event there are multiple related improvement projects being undertaken at a Property, they shall together be construed as a single construction project.

(d)	“Applicable Portfolios” means those portfolios of Properties set forth on Annex A-2.

(e)	“Approved Budget” has the meaning assigned in Section 2(b)(i)(1).

(f)	“Agreement” has the meaning assigned in the first paragraph.

(g)	“Asset Value Documentation” has the meaning set forth in the definition of Fair Value of Applicable Portfolios.

(h)	“Base Management Fee” has the meaning assigned in Section 7(a).

(i)	“BD2 Sale” has the meaning assigned in Section 12.

(j)	“Breach” means fraud, misappropriation of funds, or embezzlement against Company by Manager in its corporate capacity (as distinguished from the acts of any employees of Manager which are taken without the complicity of any of the Executive Officers) which is not cured within thirty (30) days after notice thereof from Company.

(k)	“Cause” means any of the following, determined to have occurred by a majority ruling of a panel of three arbitrators (one arbitrator chosen by the Company, one arbitrator chosen by the Manager and the third arbitrator chosen by the other two arbitrators (collectively, the “Arbitrators”)) to have caused material damage to the Company: (i) a Material Breach; (ii) a Material Control Failure; or (iii) a Service Failure. The parties agree to use commercially reasonable efforts to appoint the Arbitrators within seven (7) days of the receipt by Manager of written notice from Company that it intends to seek the determination discussed herein and to have any determination of “Cause” by the Arbitrators completed within thirty (30) days of submission by Company or Manager.

(l)	“Company Account” has the meaning assigned in Section 4.

(m)	“Company Default” means a failure by Company to pay the Base Management Fee, Termination Fee, Construction Oversight Fee or the Profit Participation payment due to Manager under this Agreement, which failure to pay continues for five (5) business days following written notice of such default, such notice containing the following legend prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval: THIS IS A NOTICE OF A COMPANY DEFAULT. COMPANY’S RESPONSE IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS. COMPANY’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN COMPANY BEING DEEMED TO HAVE AGREED THAT A COMPANY DEFAULT; provided, however, that such failure is not caused by any action or inaction of Manager, or any of Manager’s officers, employees, directors, managing directors, members, managers, principals, partners, shareholders, affiliates or subsidiaries.

(n)	“Company’s Insurance” has the meaning assigned in Section 6.

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(o)	“Consistent with Accounting Past Practices” or words of similar import means those accounting services and practices (“Accounting Services and Practices”) provided to the Properties by Manager and those affiliates of Manager over the six (6) month period prior to the Effective Date, with adjustments thereto as have been mutually agreed to by Manager and Company.

(p)	“Consistent with Past Practices” or words of similar import means those asset management services and practices (other than Accounting Services and Practices) provided to the Properties by Manager and those affiliates of Manager over the six (6) month period prior to the Effective Date.

(q)	“Construction Costs” shall mean all hard costs, engineering costs and architects’ costs actually incurred for a Construction Project.

(r)	“Construction Oversight Fee” has the meaning set forth in Section 7(d)

(s)	“Construction Projects” has the meaning assigned in Section 2(b)9.

(t)	“Effective Date” has the meaning assigned in the first paragraph.

(u)	“Executive Officers” means the President, Chief Executive Officer, General Counsel and Chief Financial Officer of Gramercy Property Trust Inc.

(v)	“Expenses” has the meaning assigned in Section 8.

(w)	“Extension Option” has the meaning set forth in Section 2(a).

(x)	“Fair Value of Applicable Portfolios “ means the gross fair market value of the Properties included within the Applicable Portfolios (with no deduction for any mortgage debt, mezzanine debt or any other liabilities associated with any one or more of the Properties and no additions for any other assets that are not real property) of the Company as set forth in the work papers and other supporting documentation (collectively, “Asset Value Documentation”) used by KBS REIT and its accountants in determining its gross asset value as reported by KBS REIT in its then most recent applicable filing with the Securities and Exchange Commission, and as certified by the Chief Financial Officer of KBS REIT as being the values contained in such work papers and other supporting documentation.

(y)	“First Threshold of Incentive Profits” means an amount equal to 10% of the Profit Participation Threshold for an Applicable Portfolio.

(z)	“Fraud Loss” is defined in the definition of Termination Fee below.

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(aa)	“Good News Capital Expenditures” means (i) all capital expenditures at a Property (as determined by GAAP) which are being funded in order to increase the value of a Property (for example upgrading the quality of materials located at a Property in order to charge tenants higher rent) as opposed to being funded to prevent or resolve repair or maintenance issues at a Property (for example repairing or replacing a roof); (ii) all tenant improvements at such Property in connection with newly signed leases at such Property (including any lease renewals); and (iii) leasing commissions for new leases at such Property (including any lease renewals). Notwithstanding the foregoing to the contrary, in the event of a contractual renewal at Beaver Valley, Tenant improvements, leasing commissions and capital expenditures in connection with such contractual renewal, shall not be included in Good News Capital Expenditures, except to the extent that a subsequent non-contractual renewal is entered into during the Term of this Agreement for such leased space.

(bb)	“Governing Instruments” means, with respect to any Person, the articles of incorporation and bylaws in the case of a corporation, the certificate of limited partnership (if applicable) and partnership agreement in the case of a general or limited partnership or the articles of formation and operating agreement in the case of a limited liability company.

(cc)	“Gross Value” means the sum of (1) the gross sales price of any one or more of the Properties included within any of the Applicable Portfolios sold from and after December 1, 2013 through and including the Measurement Date (with, for avoidance of doubt, no deduction for any mortgage debt, mezzanine debt, any other debt or any closing costs or customary closing adjustments (for example, taxes, prepaid expenses, cam charges, rents, leasing costs and similar items shall not be taken into account but prorations which are not customary but rather are in the nature of a seller providing income support or other inducements to a purchaser of a property shall be included) plus (2) the Fair Value of Applicable Portfolios as of the Measurement Date.

(dd)	“Incentive Profits” means the amount, if any, by which (A) Gross Value for each Applicable Portfolio exceeds (B) the sum of (1) the Profit Participation Threshold for such Applicable Portfolio, plus (2) all cash expended with respect to such Applicable Portfolio, if any, after December 1, 2013 to fund Good News Capital Expenditures at such Applicable Portfolio by KBS REIT or any of, its Affiliates and/or joint venture partner(s) (“Included Capital Contributions”). For avoidance of doubt, Incentive Profits shall be determined on (and paid on) an Applicable Portfolio by Applicable Portfolio basis taking into account all sales of Properties in an Applicable Portfolio from time to time (and all such Properties remaining as of the Measurement Date).

(ee)	“Included Capital Contributions” has the meaning set forth in the definition of Incentive Profits.

(ff)	“KBS REIT” means KBS Real Estate Investment Trust, Inc.

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(gg)	“Material Breach” means fraud, misappropriation of funds, or embezzlement against Company or other willful and material violation of this Agreement by Manager in its corporate capacity (as distinguished from the acts of any employees of Manager which are taken without the complicity of any of the Executive Officers) which is not cured within thirty (30) days after notice thereof from Company and which would have a material adverse effect on the Company. Manager and Company each agree to promptly notify the other of any Material Breach that Manager or Company is aware of or becomes aware of during the Term.

(hh)	“Material Control Failure” means any “significant deficiencies” or any “material control weakness” identified by the Manager’s independent external auditors or by the Company’s internal auditors; provided, however, a Material Control Failure shall not occur if: (i) the “significant deficiencies” or “material control weakness” arose out of the actions of persons employed by Company; or (ii) Manager has cured such breach within a period of fifteen (15) days after notice of such fact or in the case of a breach that cannot be cured, has diligently modified its internal controls in order to prevent re-occurrence. Manager and Company each agree to promptly notify the other of any Material Control Failure that Manager or Company is aware of or becomes aware of during the Term. Company and Manager hereby agree that no Material Control Failure shall exist based on events or circumstances which arose prior to the date hereof and which Company is aware of as of the Effective Date.

(ii)	“Measurement Date” means the earliest to occur of (a) December 31, 2016 (or December 31, 2017 if the Extension Option is properly exercised as provided for in Section 2(a) below), (b) the date on which Company, directly or indirectly, sells, conveys or otherwise transfers (together with all prior transfers) at least ninety percent (90%) of the Properties (by value), including, but not limited to a Sale, merger, reorganization, issuance of equity securities or other recapitalization of the Company or its Subsidiaries, affiliates, or parent companies (whether or not the Company, its Subsidiaries, affiliates or parent companies is the surviving entity in such transaction); (c) the effective date of the termination of this Agreement for Cause; or (d) the effective date of the termination of this Agreement pursuant to Section 12 hereof following a BD2 Sale.

(jj)	“Offset Amounts” means any damages incurred by Company as a result of Cause, as determined by the Arbitrators.

(kk)	“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(ll)	“Profit Participation Percentage” means (i) 10% for Incentive Profits with respect to an Applicable Portfolio up to and including the First Threshold of Incentive Profits; (ii) 20% for Incentive Profits with respect to an Applicable Portfolio in excess of the First Threshold of Incentive Profits but less than or equal to the Second Threshold of Incentive Profits; and (iii) 30% for Incentive Profits with respect to an Applicable Portfolio in excess of the Second Threshold of Incentive Profits.

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(mm)	“Profit Participation” has the meaning assigned in Section 7(b).

(nn)	“Profit Participation Threshold” means the amount for each of the Applicable Portfolios as set forth on Annex A-2

(oo)	“Properties” means the fee or leasehold interest in the real estate assets described on Annex A-1 attached hereto and made a part hereof.

(pp)	“Response Notice” has the meaning set forth in Section 9.

(qq)	“Sale” (or “Sells” as applicable) means any sale, transfer, conveyance or other assignment including, any long term (being more than 15 years) ground lease of all or substantially all of a Property.

(rr)	“Second Threshold of Incentive Profits” means an amount equal to 20% of the Profit Participation Threshold for an Applicable Portfolio.

(ss)	“Service Failure” means (i) the failure of Manager to provide a substantively equivalent level of asset management and performance under this Agreement which is Consistent with Past Practices; provided, however, a Service Failure shall not be deemed to have occurred if Manager has substantially cured such failure within a period of ten (10) days after written notice outlining the specific details of such failure, and (ii) the failure of Manager to provide a substantively equivalent level of accounting services and performance under this Agreement which is Consistent with Accounting Past Practices; provided, however, a Service Failure shall not be deemed to have occurred if Manager has substantially cured such failure within a period of ten (10) days after written notice outlining the specific details of such failure. Manager agrees to promptly notify Company of any Service Failure that Manager is aware of or becomes aware of during the Term.

(tt)	“Settlement Agreement” means, collectively, that certain (a) Collateral Transfer and Settlement Agreement, dated as of September 1, 2011, by and among GKK Stars Acquisition LLC (“GKK Stars”), KBS Acquisition Sub, LLC, KBS GKK Participation Holdings I, LLC, KBS GKK Participation Holdings II, LLC, KBS Debt Holdings Mezz Holder, LLC and KBS Acquisition Holdings, LLC, and (b) Acknowledgment and Consent Agreement, dated as of September 1, 2011, by and among Goldman Sachs Mortgage Company, Citicorp North America, Inc., GKK Stars, KBS Acquisition Sub, LLC, KBS GKK Participation Holdings I, LLC, KBS GKK Participation Holdings II, LLC, KBS Debt Holdings Mezz Holder, LLC and KBS Acquisition Holdings, LLC.

(uu)	“Subsidiary” means any direct or indirect subsidiary of the Company, any partnership, the general partner of which is the Company or any direct or indirect subsidiary of the Company and any limited liability company, the managing member of which is the Company or any direct or indirect subsidiary of the Company.

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(vv)	“Systemic Accounting Failure” has the meaning set forth in Section 9.

(ww)	“Systemic Accounting Failure Notice” has the meaning set forth in Section 9.

(xx)	“Termination Fee” means: (a) $7,500,000 for any termination of this Agreement by the Company pursuant to Section 12(1)(B) of this Agreement, which termination is effective prior to January 1, 2016, (b) $3,750,000 for any termination of this Agreement by the Company pursuant to Section 12(1)(B) of this Agreement effective on or after January 1, 2016 and on or prior to December 31, 2016, and (c) $0.00 for any termination of this Agreement pursuant to Section 12(1)(B) of this Agreement on or after January 1, 2017. Notwithstanding the foregoing, at such time as Company pays to Manager the full Profit Participation payable to Manager as set forth in Section 7(b) hereof as a result of the termination of this Agreement by the Company pursuant to Section 12(1)(B) of this Agreement, Manager shall rebate to the Company all or a portion of (but not in excess of) the Termination Fee paid by Company to Manager in an amount equal to 50% of (X) the amount by which the Profit Participation paid by Company to Manager exceeds (Y) (1) $15,000,000 for a termination effective prior to January 1, 2016 or (2) the Third Year Termination Baseline for a termination effective on or after January 1, 2016 and on or prior to December 31, 2016. The parties agree that the amount of the foregoing rebate may be offset against the payment by the Company to Manager of the Profit Participation triggered by the termination of this Agreement pursuant to Section 12(1)(B) hereof. Notwithstanding anything in this Agreement to the contrary, in the event of a termination of this Agreement by Company pursuant to Section 12(1)(A), Manager shall not receive a Termination Fee. Additionally, in the event (i) there is no Profit Participation, and (ii) Company suffers an unreimbursed actually incurred loss, cost or expense arising out of the fraud, misappropriation of funds or embezzlement against Company or other willful and material violation of this Agreement by manager or any employees of Manager (a “Fraud Loss”), then the parties agree that the amount of the Fraud Loss may be offset against the payment by the Company to Manager of any Termination Fee.

(yy)	“Third Threshold of Incentive Profits” means an amount equal to 30% of the Profit Participation Threshold for an Applicable Portfolio.

(zz)	“Third Year Termination Baseline” means the amount set forth on Annex E.

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2.	Appointment and Duties of Manager.

(a)	Appointment. Unless earlier terminated in accordance with the terms of this Agreement, commencing on the Effective Date and continuing until December 31, 2016, the Company hereby appoints Manager as its exclusive asset manager to manage the Properties subject to the further terms and conditions set forth in this Agreement. So long as the Company is not in default of its obligations hereunder, Company shall have the right to extend the foregoing expiration date to December 31, 2017 by delivery of written notice to Manager irrevocably exercising such option, such notice, to be effective must be delivered no later than May 30, 2016 (herein, the “Extension Option”). Subject to the terms and conditions of this Agreement, Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, provided funds are made available by the Company for such purposes, as set forth in Section 8 hereof.

(b)	Duties. Manager will perform (or cause to be performed) the following services and activities for the Company, all of which activities shall be performed Consistent with Past Practices:

(i)	administering or overseeing the Company’s day-to-day operations and performing and supervising the performance of other administrative functions necessary to the Company’s management, including the collection of revenues and the payment of the Company’s debts and obligations (subject to funds being made available to Manager to pay such debts and obligations), and in the event of an emergency, Manager shall use commercially reasonable efforts to notify Company of such emergency as soon as reasonably possible;

(ii)	serving as the Company’s consultant with respect to the periodic review of the Properties;

(iii)	investigating, analyzing and selecting possible opportunities for the sale of any one or more of the Properties;

(iv)	retaining and supervising third parties or affiliates to provide property management services with respect to those Properties that are not otherwise managed by a tenant pursuant to the terms of such tenant’s lease;

(v)	engaging and supervising, on the Company’s behalf and at the Company’s expense, independent contractors which provide real estate-related services, property management services, legal services, accounting services, due diligence services and such other services as may be required relating to the Properties;

(vi)	to the extent expressly authorized by the Company in writing, negotiating, and closing on the Company’s behalf the sale, exchange or other disposition of any of the Properties (it being understood that third party fees and expenses may be incurred at the Company’s expense in connection with any such disposition efforts);

(vii)	arranging, negotiating, coordinating and managing operations of any joint venture or co-investment interests held by the Company with respect to the Properties and conducting all matters with any joint venture or co-investment partners;

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(viii)	monitoring the operating performance of the Properties;

(ix)	providing oversight (including providing development budgets) with respect to construction, development and other capital improvement projects being undertaken at any Property (whether on site or located off site but for the benefit of the Property) including, without limitation, tenant improvements being undertaken by, or at the direction of, a tenant at any Property (herein, “Construction Projects”);

(x)	providing or overseeing the following accounting related services Consistent with Accounting Past Practices:

(1)	administration and maintenance of general ledger accounts in the Company’s MRI accounting system using the Company’s approved chart of accounts. The Company’s books are to be separate from Manager’s and/or any other Subsidiary’s books;

(2)	administration and maintenance of general ledger on both a cash and US GAAP basis. US GAAP shall include, among other things, straightlining of rent, FAS 141 setup and maintenance, and proper treatment of lease incentives;

(3)	monthly cash cutoff, other than at the end of the calendar year, shall be on the 20th of each month. Accruals are to be through the end of each month;

(4)	administration and maintenance of a general ledger trial balance, balance sheet, income statement and certain other reports the Manager customarily prepares in the normal course of business and periodic distribution of such reports to the Company;

(5)	preparation of period-end reconciliations and associated period-end journal entries for all significant balance sheet accounts;

(6)	accounting oversight including review of monthly trial balances and supporting documentation and timely correct bank reconciliations;

(7)	ensure that all expense invoices are submitted for “proper approval” before processing them for payment;

(8)	administration of accounts payable (including check generation and wire transfers);

(9)	administration of timely payment and recordation of any required principal and interest payments under any underlying debt of the Properties;

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(10)	administration of recurring cash transfers between bank accounts;

(11)	determine monthly accruals for any costs incurred and unpaid, regardless of whether actual invoice has been received, including fixed expenses, and non-recurring expenses such as repair and maintenance and capital expenditures. Accruals will be reviewed with the budget and changes will be recommended as necessary and reflected in accruals. Notwithstanding the foregoing, Manager will utilize a quarterly accrual process for construction in process. All other accruals will be prepared monthly;

(12)	administration of accounts receivable and collections including daily posting of cash receipts;

(13)	maintenance of lease database including preparation of lease abstracts for new and modified lease agreements and preparation of related schedules such as lease inventory reports and rent rolls;

(14)	recording and maintenance of depreciation and amortization on all the following basis- GAAP, tax, and E&P. Depreciation is to be available as requested in a excel downloaded format;

(15)	monitor the Company’s compliance with internal policy guidelines as provided by the Company, including those applicable under Sarbanes-Oxley and including loan covenants with respect to applicable financing arrangements;

(16)	act as liaison between the Company and its independent accountants to provide backup and answer questions with respect to information presented on the general ledger, trial balance, balance sheet, income statement and certain other reports the Manager customarily prepares in the normal course of business;

(17)	maintenance of all accounting records supporting the financial statements (consistent with the Company’s record retention program) in reasonable fashion and separate and discrete from the Manager’s accounting records; and

(18)	following all documented accounting and internal control policies, processes and procedures as they currently exist and/or may be established in the future with the approval of Manager and Company.

(xi)	advising the Company with respect to qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xii)	assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities;

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(xiii)	assisting with the preparation of work papers for required tax filings and reports;

(xiv)	communicating on the Company’s behalf, with any first mortgage lenders having loans on any of the Properties and with any landlords with respect to any leased Properties and providing written reports to such lenders in connection therewith to the extent required by the loan documents applicable to such loans;

(xv)	using commercially reasonable efforts to oversee the property managers and to not consent or authorize the property managers to incur expenses by or on behalf of the Company other than in accordance with the Approved Budget (subject to any variance permitted in accordance with the applicable property management agreements);

(xvi)	provide additional services reasonably requested by Company which are consistent with the services currently being provided by Manager as of the Effective Date (for purposes of clarification, if any requested services will require Manager to hire new employees, then such services shall fall under romanette (xvii) below); and

(xvii)	providing additional services to, or for the benefit of, the Company as may be mutually agreed upon by the Company and Manager (which additional services may require the payment of additional fees to Manager as may be agreed upon by Company and Manager).

(c)	404 Services. As of the Effective Date of this Agreement, the Manager shall:

(i)	provide Company with reasonable access to internal documents, reports, risk assessments, process narratives and other information pertaining to and/or used by Manager in connection with ensuring compliance with Section 404 of the Sarbanes-Oxley Act;

(ii)	allow Company’s internal audit to perform property audits, walkthroughs, process documentation, control testing and any other procedure needed to comply with Section 404 of the Sarbanes-Oxley Act on an annual basis;

(iii)	make changes as reasonably requested by the Company to its accounting reporting requirements; and

(iv)	make available to the Company, its internal audit team and its accountants all necessary books, records and other information needed in order to permit Company to complete ongoing audits.

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(d)	Property Management Subcontracts. Consistent with Past Practices and subject to the prior written approval of Company, such approval not to be unreasonably withheld, delayed or conditioned, Manager may enter into agreements with other parties (on the Company’s standard form), including its affiliates, at market rates and costs for the purpose of engaging one or more property managers for and on behalf, and at the sole cost and expense, of the Company to provide property management and/or similar services to the Company with respect to the Properties. Notwithstanding the foregoing, all new property management contracts shall be terminable upon thirty (30) days’ notice without penalty.

(e)	Other Service Providers. Manager may retain for, and on behalf of, the Company, and at the sole cost and expense of the Company, at market rates and costs, such services of accountants, legal counsel, appraisers, insurers and brokers, among others, including Manager’s affiliates, as Manager deems necessary or advisable in connection with the management and operations of the Company and the provision of its duties under this Agreement; provided, that any such agreement entered into with an affiliate of Manager to perform any such services shall be engaged on terms no more favorable to such affiliate than would be obtained from a third party on an arm’s-length basis and if the costs and expenses of such third party contracts exceed $10,000 in any calendar year they will be subject to the Company’s approval. Notwithstanding the foregoing, all new third party contracts shall be terminable upon thirty (30) days’ notice without penalty.

(f)	Claims. Should any claims, demands, suits or other legal proceedings in respect to any of the Properties be made or instituted against Company or any Subsidiary, Manager shall reasonably assist the Company in the defense or other disposition thereof.

(g)	Employees. All matters pertaining to the employment, supervision, compensation and promotion of Manager’s employees are the sole responsibility of Manager.

(h)	Reporting Requirements.

(i)	Manager shall prepare, or cause to be prepared, with respect to the Properties: (a) reports and information on the Properties’ operations and performance as described on Annex B attached hereto in form and substance and to the extent Consistent with Past Practices and Consistent with Accounting Past Practices; and (b) such other reports as may be reasonably requested by Company. Monthly and quarterly books shall be finalized and available for review by Company as soon as reasonably practicable and in any event shall be available for review by Company within seven (7) business days following the 20th of each month other than December and within seven (7) business days following December 31st;

(ii)	Intentionally Omitted

(iii)	Manager shall prepare, or cause to be prepared, all materials and data necessary to complete an annual audit of the Company’s books of account by a nationally recognized independent accounting firm of good reputation, initially Ernst & Young; and

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(iv)	Additionally and notwithstanding anything in this Agreement to the contrary, Manager acknowledges and agrees that it will prepare the financial accounting reports required by all mortgage loans which affect the Properties.

(i)	Budgets and Business Plans:

(1)	The operating and capital budget (the “Budget”) for the operation, repair and maintenance of each of the Properties for 2013 (the “2013 Budget”) has been submitted to, and has been approved by, Company. On or before the date specified each year by the Company (but no earlier than July 31st, nor later than October 31st), Manager shall prepare and submit to Company a preliminary Budget for the next calendar year followed by a final Budget for the next calendar year, incorporating any changes requested by Company. Such Budgets shall be uploadable by the MRI accounting system and shall:

(A)	Be prepared on a basis Consistent with Past Practices and Consistent with Accounting Past Practices and in sufficient form and detail that when uploaded into the MRI accounting system, can be used by the Company to prepare a cash and accrual basis budget; and

(B)	Show a month by month projection of income, expenses, capital expenditures and reserves. After written approval of each such Budget by Company (each such approved Budget being an “Approved Budget”), Manager shall oversee the implementation by the property managers of the Approved Budget.

(C)	Manager shall prepare on a monthly basis (i) variance analysis of rental income as compared to budget (to be prepared as part of a 13 month trend analysis); (ii) variance analysis of common area maintenance (CAM) percentages as compared to prior month actual (to be prepared as part of a 13 month trend analysis); (iii) variance analysis of actual expenses as compared to prior month actual; and (iv) comparison of actual expenses to budgeted expenses as requested, but not more than quarterly.

(2)	For Significant Properties in major metropolitan areas, Manager shall provide Company such other information reasonably requested by Company including: (i) a list of all properties competitive with the Properties, a list of the tenants of each, and all other reasonably available information for such competitive properties, and (ii) basic demographic data relating to the market area of the Properties, including population growth, major employers, employment and unemployment levels and, if a property is a retail property, retail sales and housing starts in such area.

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(3)	From time to time, upon Company’s request, such other information with regard to Properties as may reasonably be requested including the following:

(A)	Supporting leases and lease abstracts as requested;

(B)	Cash flow projection broken out by NOI, capital expenditures, debt service payments, principal draws and paydowns, and projected net sales proceeds updated as requested over the assets’ expected hold period to the extent Company advises Manager of such hold period (or if not provided, the hold period shall be deemed to be equal to 5 years), but at a minimum on a quarterly basis and provided in a format approved by Company; and

(C)	Property Performance Report (“PPR”): Manager shall provide to Company a Quarterly PPR for each of the Properties, in the form attached hereto as Annex C. Manager shall use good faith efforts to provide such PPRs to Company by the third week of each calendar quarter, but in any event, shall provide such Quarterly PPRs to Company by the last day of the month following the month with respect to which the PPR is applicable.

(j)	Use of Manager’s Funds. Manager shall not be required to expend money in excess of that contained in any applicable Company Account or otherwise made available by the Company to be expended by Manager hereunder.

(k)	Reliance by Manager. Manager, in performing its duties under this Section 2, shall be entitled to rely on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by Manager at the Company’s sole cost and expense.

(l)	Payment and Reimbursement of Expenses. The Company shall pay all expenses, and reimburse Manager for Manager’s expenses incurred on its behalf, in connection with any such services to the extent such expenses are reimbursable by the Company to Manager pursuant to Section 8 hereof.

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3.	Dedication; Other Activities.

(a)	Devotion of Time. Manager will provide a management team (“Team”) to deliver the management services to the Company hereunder. Manager covenants to the Company that the Team shall devote sufficient time to the management of the Company to satisfy its responsibilities under this Agreement and to properly perform its duties and obligations under this Agreement, including, without limitation, (i) to address and remedy any and all accounting processes and errors which have occurred by Manager and its Team over the prior twelve (12) calendar month period, and (ii) timely providing correct bank reconciliations. The Company shall have the benefit of Manager’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, Manager shall not undertake activities which, in its reasonable judgment, will adversely affect the performance of its obligations under this Agreement.

(b)	Other Activities. Except to the extent set forth in clause (a) above, nothing herein shall prevent Manager or any of its affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses, or from rendering services of any kind to any other Person.

4.	Bank Accounts. At the direction of the Company, Manager may establish and maintain on behalf of the Company one or more bank accounts in the name of the Company or any other Subsidiary (any such account, a “Company Account”), collect and deposit funds into any such Company Account and disburse funds from any such Company Account, Consistent with Past Practices and Consistent with Accounting Past Practices and in accordance with the terms of this Agreement. Notwithstanding the foregoing, Manager shall designate control of any such Company Account to the Company and the Company shall give to Manager joint signature authority with respect to checks for such bank accounts. Manager shall from time to time render appropriate accountings of such collections and payments to the Company and, upon request, to the auditors of Company as set forth in Section 2 of this Agreement. The bank at which such accounts will be maintained shall be subject to the approval of Company.

5.	Records; Confidentiality.

(a)	Records. Manager shall maintain appropriate books of account and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company at any time during normal business hours.

(b)	Confidentiality. Manager shall keep confidential any nonpublic information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except: (i) with the prior written consent of the Company; (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, consultants, financing sources and others in the ordinary course of the Company’s business; (iv) to governmental officials having jurisdiction over the Company; (v) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to Company investors; or (vi) as required by law or legal process to which Manager or any Person to whom disclosure is permitted hereunder is a party. The foregoing shall not apply to information which has previously become available through the actions of a Person other than Manager not resulting from Manager’s violation of this Section 5(b). The foregoing is not intended to prevent Manager or its Affiliates from, and Manager is permitted to, bid on Properties offered for sale by the Company even if such bid utilizes confidential information; provided, however, prior to bidding or participating in any foreclosure sale of any of the Properties, (i) Manager or any Affiliate of Manager shall first notify Company and KBS REIT in writing of Manager’s or any of its Affiliate’s interest in bidding on any such foreclosure sales of any Properties, (ii) Manager shall represent and warrant to Company and KBS REIT in writing that Manager is unaware of any material information (whether written or oral) relating to the Properties offered for sale that is not available to the Company, and (iii) Manager shall recuse itself from the sales process for such Properties, and Manager shall not be privy to any other bids for such Properties.

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6.	Obligations of Manager; Restrictions.

(a)	Restrictions. Manager shall refrain from any action that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or the Properties. Furthermore, Manager shall use its good faith, commercially reasonable efforts to not authorize the property managers to take actions that would cause the Company to incur costs in excess of that set forth in the Approved Budget (plus any variance afforded the property managers pursuant to the property management agreements) without first advising the Company of such costs and obtaining their approval. If Manager is ordered to take any such action by the Company, Manager shall promptly notify the Company of Manager’s judgment that such action would violate any such law, rule or regulation or would be for a cost in excess of that set forth in the Approved Budget. Notwithstanding the foregoing, the Manager, shall not be liable to the Company or any Subsidiary, or any of the Company’s stockholders, members or partners for any act or omission by Manager, its managers, directors, officers, employees or agents taken in good faith or except as provided in Section 10 hereof.

(b)	Manager’s Insurance. Manager shall maintain the following insurance in Manager’s name applicable to Manager’s activities under this Agreement (collectively, “Manager’s Insurance”): (i) “errors and omissions” coverage with an aggregate policy limit of $10,000,000, (ii) commercial crime coverage with an aggregate policy limit of not less than $1,000,000, (iii) broad form commercial general liability coverage in an amount not less than $20,000,000 combined single limit, (iv) automobile liability coverage for both owned and non-owned vehicles, in an amount not less than $5,000,000 combined single limit and (v) workers compensation insurance as required by law covering all Manager’s employees (and, when required by law, compulsory non-occupational disability insurance).

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(c)	Manager’s Insurance Requirements. Manager’s Insurance shall be underwritten by reputable, financially sound companies. Manager shall furnish Company with certificates evidencing Manager’s Insurance within ten (10) business days following the Effective Date and thereafter upon renewing or replacing such insurance. Manager’s Insurance policies shall provide that they may not be cancelled or modified unless thirty (30) days’ prior written notice of such cancellation or modification has been provided to Company. Company shall be named as a loss payee on Manager’s commercial crime insurance policy.

(d)	Company’s Insurance. Company and Manager acknowledge and agree that Company, at its expense, has obtained property and liability insurance with respect to the Properties and shall maintain and keep in force such property and liability insurance to the extent reasonably and commercially feasible (“Company’s Insurance”). Company shall deliver to Manager certificates of insurance evidencing Company’s Insurance within ten (10) business days following the Effective Date, which certificates shall state that Company’s Insurance shall be primary and non-contributory as to claims made against Company and Manager and which are not covered by Manager’s indemnity pursuant to Section 10 below. Manager shall be named as an additional insured on Company’s liability insurance and evidence thereof shall be furnished to Manager. Manager shall furnish any information that is reasonably requested or required by Company for the purpose of establishing the placement of insurance coverage and shall aid and cooperate in every reasonable way with respect to such insurance and any loss thereunder. Manager shall promptly notify Company and the insurance carrier if Manager receives notice of any loss, damage or injury with respect to any of the Properties. Company shall cause Manager to be covered as an additional insured under Company’s Commercial General Liability Insurance covering the Properties. To the extent that Company is entitled to any Offset Amounts or reimbursement of Fraud Losses as expressly provided for herein, Manager shall be entitled to receive any subsequent recoveries from any insurance policies relating to such Offset Amounts. Company shall use commercially reasonable efforts to pursue any insurance claims relating to Offset Amounts or Fraud Losses.

7.	Compensation.

(a)	Management Fee. For the entire term of this Agreement, Company hereby agrees to pay to Manager a management fee equal to $7,500,000 per year in equal monthly installments of $625,000, plus reimbursement of all property related expenses paid by Manager on behalf of Company (together, the “Base Management Fee”), payable monthly in arrears, plus the amount, if any, of the Profit Participation, as described below. Notwithstanding the foregoing to the contrary, in the event Manager, after the Effective Date in its sole and absolute discretion, at any time or from time to time reduces the head count of employees providing services to Company in any material respect, Manager and Company agree that the Base Management Fee shall thereafter be reduced by an amount equal to the actual savings to Manager resulting from the reduction in head count (base salary and benefits and after payment of severance). In such event, Company and Manager shall execute a writing setting forth the new Base Management Fee.

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(b)	Profit Participation.

(i)	Calculation. Company shall also pay to Manager a profit participation (“Profit Participation”) in an amount equal to the Profit Participation Percentage of the Incentive Profits minus any Offset Amounts and Fraud Losses (without double counting). The Profit Participation shall be determined on an Applicable Portfolio by Applicable Portfolio basis taking into account all sales of Properties in an Applicable Portfolio from time to time (and all such Properties remaining as of the Measurement Date). For avoidance of doubt, an example of the calculation of the Profit Participation is attached hereto as Annex D.

(ii)	Intentionally Omitted

(iii)	Reporting; Inspections. Manager will require, and Company shall provide: (i) Asset Value Documentation (to be delivered no later than five (5) days following the public disclosure by KBS REIT of its net asset value); (ii) if this Agreement has been terminated prior to such date, any other reports and information reasonably requested by Manager and reasonably available to Company to verify or determine the amounts included in the calculation of the Profit Participation; and (iii) notice of all Affiliate transactions along with detail confirming those transaction are on third party terms. If Manager does not agree with the values of any net assets in the Company for the calendar year in which the Measurement Date occurs submitted by Company as set forth above, then Company shall make available to an independent third party selected by Manager and reasonably acceptable to Company (the “Third Party Reviewer”) the applicable Company books and records for such Third Party Reviewer to value such net assets. If such Third Party Reviewer’s valuation differs in any manner from the Company’s valuation of any net asset(s) and within seven (7) days of the receipt of such Third Party Reviewer’s valuation by the parties the Company and Manager are still not able to agree on the value of the applicable net asset(s), then within seven (7) days of the receipt of such Third Party Reviewer’s valuation by the parties, each of the Company and the Manager shall choose an arbitrator, and such arbitrators shall work in good faith to agree upon the value of the applicable net asset(s) within thirty (30) days of their selection. In the event such arbitrators cannot agree upon a value, they shall choose a third arbitrator who shall work in good faith to determine the value of the applicable net asset(s) within fifteen (15) days of his/her selection and such valuation shall be accepted by Company and Manager and shall be determinative and final. Representatives of the Manager shall have the right to inspect the books and records of the Company and its Subsidiaries at any time during normal business hours upon reasonable notice to the Company.

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(iv)	Determination of Profit Participation. The obligation to pay the Profit Participation to Manager shall survive any termination of the Agreement (including a termination for Cause). The terms and provisions of this Agreement relating to the determination of the Profit Participation shall survive any termination of this Agreement (including a termination for Cause). The amount, if any, of the Profit Participation payable to Manager shall be determined on the Measurement Date (whether or not this Agreement has been terminated prior to such date).

(v)	Payment. Payment of the Profit Participation shall be due and payable in cash (except as otherwise set forth in the following sentence), within (a) five (5) business days following the sale of one or more Properties included in an Applicable Portfolio for an amount (when taking into account all prior sales within that Applicable Portfolio) that is at least equal to the Profit Participation Threshold for that Applicable Portfolio; and (b) with respect to the calculation of Equity Value as of the Measurement Date, no later than ten (10) business days following the calculation of such Gross Value which must be completed no later than sixty (60) days following the Measurement Date. If the Company sells Properties, or is itself sold, directly or indirectly, for non-cash consideration, Manager shall be paid a pro-rata portion of the Profit Participation in the form of such non-cash consideration.

(vi)	Survival. The obligation to pay the Profit Participation shall survive any direct or indirect Sale by Company, its parent or any Subsidiary, of all or any portion of the direct or indirect equity interests in Company or any of the direct or indirect equity interests in the entities which own the Properties (including, without limitation any merger, reorganization, issuance of equity securities or other recapitalization of the Company or its Subsidiaries, Affiliates or parent companies (whether or not the Company, its Subsidiaries, Affiliates or parent companies is the surviving entity in such transaction)).

(c)	No Interest in Company or Properties. Notwithstanding anything in this Agreement to the contrary, both Company and Manager acknowledge and agree that (i) the Profit Participation are simply contractual rights being granted by Company to Manager in this Agreement, and (ii) Manager shall have no equity interest whatsoever in the Properties, the Company or any of the Company’s Subsidiaries.

(d)	Construction Management. Company shall pay to Manager a fee (“Construction Oversight Fee”) equal to the Applicable Percentage of Construction Costs with respect to Construction Projects. The Construction Oversight Fee shall be paid on a monthly basis on or before the 5th day of each calendar month based on an agreed to schedule between the Company and Manager as it relates to each applicable Construction Project.

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(e)	No Breach Event. The Company and Manager each acknowledge that (i) each of the Company and GKK Stars has completely satisfied each and every one of its respective obligations under the Settlement Agreement to the date of this Agreement, (ii) no Breach Event has occurred under the Settlement Agreement, and (iii) none of the Company or any affiliate of the Company has any right under the Settlement Agreement to (A) offset any amounts then and thereafter owing to Manager under this Agreement or (B) seek the return from Manager or any affiliate of Manager of any amounts accrued and paid under this Agreement. Manager acknowledges that GKK Stars still has continuing obligations set forth under Section 5.8 of the Settlement Agreement.

(f)	Releases. Each of the Company and the Manager acknowledge and agree on behalf of themselves and their respective officers, directors, managing directors, members, managers, principals, partners, shareholders, affiliates, subsidiaries, agents, attorneys, employees, heirs, executors, administrators, legal representatives, successors and assigns that the Release Effective Date (as defined in the Settlement Agreement) has occurred.

8.	Expenses. So long as such expenses are incurred by Manager in good faith in furtherance of the services provided by Manager under this Agreement, the Company shall pay all of its expenses and shall reimburse Manager for its documented reasonable expenses incurred on the Company’s behalf in accordance with this Agreement (collectively, the “Expenses”). Expenses include all reasonable and customary costs and expenses which are expressly designated elsewhere in this Agreement as the Company’s expenses, together with the following:

(a)	travel and out-of pocket expenses incurred in connection with the services provided by Manager under this Agreement;

(b)	costs of third-party professional fees including, but not limited to, legal, accounting, tax, auditing and other similar services performed for the Company;

(c)	compensation and expenses, including salary, bonuses, health and welfare benefits and liability insurance, for employees and independent contractors assigned to one or more Properties;

(d)	costs associated with establishing and maintaining bank accounts;

(e)	costs associated with any computer hardware or software used for the Company, including, but not limited to, any software or licenses required for Manager’s use of the MRI accounting system;

(f)	costs and expenses incurred contracting with third parties, including affiliates of Manager;

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(g)	all other costs associated with the Company’s business and operations, including, but not limited to, costs of owning, protecting, maintaining, developing and disposing of Properties, including appraisal, engineering and environmental studies, reporting, audit and legal fees;

(h)	costs and expenses charged by states and municipalities on entities doing business in those locations;

(i)	costs and expenses incurred in connection with corporate and partnership maintenance and legal compliance including annual filing fees, state fees, service company charges and other items;

(j)	all expenses actually incurred by Manager which are reasonably necessary for the performance by Manager of its duties and functions in accordance with the terms of this Agreement;

(k)	actual wages, salaries and benefits of property accounting staff at the level of property controller and below, for all property accounting services relating to the Properties as agreed to by Company and Manager; and

(l)	payment to Manager for costs incurred in providing in house legal services to, or for the benefit of Company and/or the Properties, provided, that the total payment to Manager shall not exceed $41,667 for the balance of 2013 and shall not exceed $500,000 in any full calendar year thereafter and further provided that such $500,000 cap shall be reduced in a manner mutually agreed to by Company and Manager in the event Manager reduces its staff of in-house lawyers providing legal services for the benefit of the Company.

Manager may retain third parties including accountants, legal counsel, real estate underwriters and brokers, among others, on the Company’s behalf, and be reimbursed for such services. The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

9.	Accounting Matters. In the event Company reasonably determines Manager is failing in a systemic and repeated manner to perform Accounting Services in any material respect (each such failure being a “Systemic Accounting Failure”), Company shall have the right to promptly notify Manager (the “Systemic Accounting Failure Notice”), in writing, of such event, which Accounting Failure Notice shall include a reasonably detailed description of such Systemic Accounting Failure together with all appropriate backup documentation. Within ten (10) business days of Manager’s receipt of such Systemic Accounting Failure Notice, Manager shall notify Company, in writing (the “Response Notice”), that it elects to cure in all material respects such Systemic Accounting Failure as described below. If Manager fails to deliver a Response Notice by the end of such ten (10) business day period, Company shall deliver to Manager a second Systemic Accounting Failure Notice containing the following legend prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval: THIS IS A SECOND NOTICE OF A SYSTEMIC ACCOUNTING FAILURE. MANAGER’S RESPONSE IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS. MANAGER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN MANAGER BEING DEEMED TO HAVE AGREED THAT A SYSTEMIC ACCOUNTING FAILURE HAS OCCURRED AND MANAGER HAS ELECTED TO NOT CURE SUCH SYSTEMIC ACCOUNTING FAILURE. In the event that Manager fails to deliver a Response Notice to Company within five (5) business days of receipt of a second Systemic Accounting Failure Notice delivered with the legend described above, then Manager shall be deemed to have agreed that a Systemic Accounting Failure has occurred and Manager has elected to not cure such Systemic Accounting Failure and Company shall be entitled to the Remedy until such time as the Systemic Accounting Failure is cured as described below.

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If Manager delivers a Response Notice it shall promptly commence and diligently proceed to correct the Systemic Accounting Failures noted by Company, which correction may be achieved by curing the specific Systemic Accounting Failures or by Manager correcting its internal controls, procedures and processes as appropriate to avoid a repeat of the identified Systemic Accounting Failure and which cure must be completed, in any event, no later than fifteen (15) business days following the receipt of the initial Systemic Accounting Failure Notice; provided, however, with respect to a cure that requires performance by Manager on a quarterly basis, Manager shall complete such cure within such fifteen (15) business day period (and shall be charged a Remedy if such cure is not completed within such fifteen (15) business day period) and provided such cure is in place within such fifteen (15) business day period, Manager shall not be charged a Remedy unless in the next following applicable quarter such cure fails. If Manager fails to so cure such Systemic Accounting Failure on or before said fifteen (15) business day period (or next quarter as applicable), then, as the Company’s sole remedy, a portion of the Base Management Fee payable to Manager in an amount equal to $100,000 per month (or $3,333.33 per day per Systemic Accounting Failure until all such Systemic Accounting Failure(s) are cured, as reasonably determined by Company) shall be retained by Company, and shall not paid to Manager (herein, the “Remedy”).

Notwithstanding the foregoing to the contrary, Manager shall have the right to dispute the existence of a Systemic Accounting Failure and submit such matter to the Arbitrators for their determination as set forth in the definition of Cause; provided, however, during such determination, Manager shall use best efforts to reasonably address any concerns raised by Company and notwithstanding the forgoing, Company shall be entitled to the Remedy if a Systemic Accounting Failure is not cured within the applicable cure period set forth above (without Manager being deemed to agree that a Systemic Accounting Failure has occurred) regardless of whether or not Manager is disputing the existence of a Systemic Accounting Failure. However, if at a later date the Arbitrators determine that there was not a Systemic Accounting Failure, then Company shall promptly reimburse the Remedy to Manager. If the Arbitrators conclude that a Systemic Accounting Failure has occurred, then Company shall have the right to cure such Systemic Accounting Failure within the time frames set forth above or a Remedy shall be due.

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10.	Limits of Manager Responsibility; Indemnification.

(a)	Pursuant to this Agreement, Manager will not assume any responsibility other than to render the services called for hereunder and will not be responsible for any action of the Company in following or declining to follow its advice or recommendations. Except in the event of a Material Breach, Manager will not be liable to the Company, any Subsidiary, any of their directors, officers, stockholders, managers, owners or partners for acts or omissions performed or not performed in accordance with and pursuant to this Agreement. In no event shall any Affiliate of the Manager or any of the Manager’s or its Affiliates respective members, stockholders, partners, managers, directors, officers, employees and agents be liable to the Company, any Subsidiary, any of their directors, officers, stockholders, managers, owners or partners for acts or omissions performed or not performed in accordance with, pursuant to or otherwise in connection with this Agreement The Company agrees to indemnify Manager and its Affiliates and their respective members, stockholders, partners, managers, directors, officers, employees and agents with respect to all expenses, losses, actual damages, liabilities, demands, charges and claims arising from acts or omissions of Manager performed in good faith in accordance with and pursuant to this Agreement and not resulting from the gross negligence or willful misconduct of Manager or as a result of the reckless disregard by Manager of its duties hereunder, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction; provided, however, Manager first agrees to (i) make all necessary claims under the Manager’s Insurance that Manager is required to carry under this Agreement, (ii) use best efforts to pursue such claims until completion, and (iii) first use all proceeds of such claims, prior to making any claims against the Company under this Section 10. Manager agrees to indemnify Company and its directors and officers with respect to all expenses, losses, actual damages, liabilities, demands, charges and claims arising from acts of Manager constituting willful misconduct, gross negligence or reckless disregard of its duties under this Agreement by Manager, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.

(b)	In the event of a Breach, regardless of whether or not such Breach is a Material Breach, (i) Manager shall reimburse Company (A) any funds or monies which Company loses due to fraud, misappropriation of funds or embezzlement by Manager in its corporate capacity and (B) all out of pocket costs and expenses incurred by the Company relating to such matters and (ii) the Company shall be entitled to pursue all rights and remedies available at law or in equity, except as otherwise set forth herein.

11.	No Joint Venture/Independent Contractor. Nothing in this Agreement shall be construed to make the Company and Manager partners or joint venturers or impose any liability as such on either of them. Manager in performance of its duties however is an independent contractor.

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12.	Term; Termination.

The “Term” of this Agreement is from the Effective Date through December 31, 2016, (or December 31, 2017 if the Extension Option is properly exercised) subject to the right of (1) the Company to terminate this Agreement: (A) at any time on thirty (30) days prior written notice for Cause; or (B) with no requirement of Cause upon the satisfaction of the following conditions: (i) the closing of the sale of all or substantially all of the Properties comprising the BD2 portfolio (the “BD2 Sale”); (ii) 60 days prior written notice of termination delivered by the Company to the Manager, which notice shall be irrevocable and which notice may only be delivered following the closing of the BD2 Sale; and (iii) the payment of the Termination Fee by Company to Manager in immediately payable funds on or prior to the effective date of termination; and (2) the right of manager to terminate this Agreement in the event of a Company Default.

13.	Action Upon Termination or Expiration of Agreement. Without limiting the obligation of Company to pay to Manager the Profit Participation and the Termination Fee (to the extent otherwise payable) and without limiting the obligation of the Company to continue to comply with the reporting requirements contained herein for the benefit of the Company which shall expressly survive any termination of this Agreement), from and after the effective date of a termination of this Agreement, Manager shall not be entitled to the Base Management Fee or Construction Oversight Fee for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and shall be reimbursed for properly incurred expenses. Upon such termination or expiration, Manager shall reasonably promptly:

(a)	after deducting any accrued compensation and reimbursement for Expenses to which it is then entitled, pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement;

(b)	deliver to the Company a full accounting, including a statement showing all payments collected and all money held by it, covering the period following the date of the last accounting furnished to the Company with respect to the Company and through the termination date; and

(c)	upon notice of termination of this Agreement, Manager shall immediately gather all books, records, accounts and any and all other records, documents or materials relating to the Properties or the Company as may be in the possession or control of Manager, including, without limitation, diskettes containing reports or other materials generated in connection with the performance by Manager of its services hereunder, originals of all insurance policies, bills of sale, leases, licenses, service contracts, permits, plans, equipment, tools, supplies and keys with respect to the Properties; and Manager shall provide to Company a list of employees who perform services relating to the Properties after Manager has determined which of such employees shall be terminated. Upon the effective date of termination, Manager shall (i) deliver to Company or its designee all of such books, records, accounts and other materials and any and all other records or documents pertaining to the Properties, whether or not enumerated herein, which are necessary or desirable for the ownership and operation of the Properties, (ii) assign to Company any and all rights Manager may have in and to any existing contracts, licenses and permits relating to the operation and maintenance of the Properties, if any, (iii) provide the Company with access to Manager’s electronic accounting and leasing data so that such information can be uploaded into the Company’s accounting and property management systems, and (iv) furnish such information and take all such actions as Company shall reasonably require, in order to effectuate an orderly and systematic ending of the duties and activities of Manager under this Agreement.

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14.	Release of Money or other Property Upon Written Request. Manager agrees that any money or other property of the Company held by Manager under this Agreement shall be held by Manager as custodian for the Company, and Manager’s records shall be clearly and appropriately marked to reflect the ownership of such money or other property by the Company. Upon the receipt by Manager of a written request signed by a duly authorized officer of the Company requesting Manager to release to the Company any money or other property then held by Manager for the account of the Company under this Agreement, Manager shall release such money or other property to the Company within ten (10) business days following such request. Manager shall not be liable to the Company, any Subsidiary or any of their respective directors, officers, stockholders, managers, owners or partners for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with the terms hereof. The Company shall indemnify Manager and its affiliates and their respective members, stockholders, partners, managers, directors, officers, employees and agents against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever which arise in connection with Manager’s release of such money or other property to the Company in accordance with the terms of this Section 14. Indemnification pursuant to this Section 14 shall be in addition to any right to indemnification under Section 10.

15.	Notices. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (a) personal delivery, (b) delivery by a reputable overnight courier, (c) delivery by facsimile transmission against answerback, or (d) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to the Company:	c/o KBS Capital Advisors, LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attn: Brian Ragsdale and David Snyder

With a copy to:	Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attn: L. Bruce Fischer

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With a copy to:	Mayer Brown LLP
700 Louisiana, Suite 3400
Houston, Texas 77002
Attn: Ronald M. Shoss

If to Manager:	c/o Gramercy Proprety Trust.
521 Fifth Avenue, 30th Floor
New York, New York 10175
Attn: Allan B. Rothschild and Peter Tubesing

With a copy to:	Kirkland & Ellis, LLP
300 N. LaSalle Street
Chicago, IL 60654
Attn: Andrew D. Small

Any party may change the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 15 for the giving of notice.

16.	Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

17.	Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement controls and supersedes any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

18.	Governing Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof. Any legal suit, action or proceeding arising out of or relating to this Agreement may at the instituting party’s option be instituted in any Federal Court in the City of New York, County of New York, pursuant to Section 5-1402 of the New York General Obligations Law and each party hereto waives any objections which it may now or hereafter have based on venue and/or forum non convenient of any such suit, action or proceeding, and each party hereto hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

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19.	Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

20.	Titles Not to Affect Interpretation. The titles of sections, paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

21.	Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

22.	Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

23.	Principles of Construction. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. All references to recitals, sections, paragraphs and schedules are to the recitals, sections, paragraphs and schedules in or to this Agreement unless otherwise specified.

24.	Assignment; Change of Control of Manager. Manager may not assign its duties under this Agreement except as described in this Section 24. Manager may assign this Agreement, Manager’s duties hereunder or direct or indirect interests in Manager so long as the assignee or Manager, as the case may be, shall be controlled, directly or indirectly, by Gramercy Property Trust. For avoidance of doubt the purposes of this Section 24, Gramercy Property Trust. shall include any successor to Gramercy Property Trust. whether by merger, consolidation or similar business combination transaction, however characterized. Furthermore, Manager may assign, freely, to one or more persons or entities its rights to receive the Profit Participation and/or the Termination Fee. This Agreement may not be assigned by Company without the prior written consent of the Manager.

25.	No Personal Liability. None of the members, owners, partners (general or limited), direct or indirect, officers, directors, shareholders, employees, agents, trustees or representatives of Company, any Subsidiary or Manager shall be liable, accountable or subject to any suit for any costs, expenses, or liability arising directly or indirectly, out of Company’s or Manager’s (as applicable) failure or refusal to satisfy its obligations hereunder or out of the transactions contemplated by this Agreement.

27

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KBS ACQUISITION SUB, LLC
a Delaware limited liability company

By:	/s/ David E. Snyder
Name:	David E. Snyder
Title:	Chief Financial Officer

28

GKK REALTY ADVISORS LLC
a Delaware limited liability company

By:	/s/ Allan B. Rothschild*
Name:	Allan B. Rothschild
Title:	Vice President

* Note: Executed as of December 19, 2013

29

Annex A-1

Property Number	Property Name	Address Line	City	State	Zip
RG1117	5201-Bentonville	808 S. Walton Rd.	Benton	AR	72712
RG1118	5203-Mountain Home Mn-Mn Bldn	650 South Street	Mountain Home	AR	72653
RG1119	5204 -RH Johnson-Mn Bldng	19022 R.H. Blvd	Sun City	AZ	85375
RG1120	5205 -Arnold	1082 Highway 4	Arnold	CA	95223
RG1121	5206 -Bay-Fair	1200 Fairmont Drive	San Leandro	CA	94578
RG1122	5208 -Burlingame-Mn Bldng	400 El Camino Real	Burlingame	CA	94010
RG1123	5209 -Canoga Park Branch	22004 Sherman Way	Canoga Park	CA	91303
RG1124	5210 -College Heights	2800 Oswell Street	Bakersfield	CA	93306
RG1125	5211 -Dinuba	240 East Tulare Street	Dinuba	CA	93618
RG1126	5212 -East Fresno	4445 East Tulare Street	Fresno	CA	93702
RG1127	5214 -Eureka Main	334 F Street	Eureka	CA	95501
RG1128	5215 -Folsum	403 East Bidwell Street	Folsum	CA	95630
RG1129	5216 -Fort Bragg	228 North Main Street	Fort Bragg	CA	95437
RG1130	5217 -Hanford -Main Building	180 North Redington	Hanford	CA	93230
RG1131	5218 -Healdsburg	502 Healdsburg Ave	Healdsburg	CA	95448
RG1132	5219 -Hemet Branch	1687 East Florida Ave	Hemet	CA	92544
RG1133	5220 -Hilltop	1300 Hilltop Drive	Redding	CA	96003
RG1134	5222 -Lemoore	338 West D Street	Lemoore	CA	93245
RG1135	5223 -Lincoln Village	503 West Benjiman Holt Drive	Stockton	CA	95207
RG1136	5224 -Livermore	1748 Railroad Ave	Livermore	CA	94550
RG1137	5225 -Martin Luthr Kng Jr.	4103 South Western Ave	Los Angeles	CA	90062
RG1138	5227 -Mission-23rd	2701 Mission Street	San Francisco	CA	94110
RG1139	5228 -Montrose Branch	2320 Honolulu Ave	Montrose	CA	91020
RG1140	5229 -Ontario Plaza Branch	910 North Mountain Ave	Ontario	CA	91762
RG1141	5230 -Orangevale Branch	8890 Greenback Lane	Orangevale	CA	95662
RG1142	5231 -Oroville	1820 Oro Dam Boulevard	Oroville	CA	95966
RG1143	5234 -Pleasanton	337 Main Street	Pleasanton	CA	94566
RG1144	5235 -Porterville-Mn Bldng	345 North Main Street	Porterville	CA	93257
RG1145	5236 -Reedley	936 G Street	Reedley	CA	93654
RG1146	5237 Reseda Branch	18120 Sherman Way	Reseda	CA	91335
RG1147	5238 -Ridgecrest	101 West Ridgecrest	Ridgecrest	CA	93555
RG1148	5240 -Sherman Oaks	14701 Ventura Boulevard	Sherman Oaks	CA	91403
RG1149	5241 -Slauson Vermont	5700 South Vermonth Ave	Los Angeles	CA	90037
RG1150	5242 -St. Helena	101 Adams Street	St. Helena	CA	94574
RG1151	5243 -Stockton Agri-Center	407 North Wilson Way	Stockton	CA	95205
RG1152	5245 -Susanville	50 N Gay Street	Susanville	CA	96130
RG1153	5246 -Toluca Lake	4123 West Olive Ave	Burbank	CA	91505
RG1154	5247 -Turlock -Main Building	501 East Main Street	Turlock	CA	95380
RG1155	5248 -Vacaville Financial	150 Parker Street	Vacaville	CA	95688
RG1156	5249 -Vernon Branch	3810 S. Santa Fe Ave	Vernon	CA	90058
RG1157	5250 -West Los Angls Brnch	11501 Santa Monica Blvd	W. Los Angeles	CA	90025

30

Property Number	Property Name	Address Line	City	State	Zip
RG1158	5251 -Williow Glen	1245 Lincoln Avenue	San Jose	CA	95125
RG1159	5253 -Batterson	70 Batterson Park Rd	Farmington	CT	06032
RG1160	5255 -Greenwich	240 Greenwich Ave	Greenwich	CT	06830
RG1161	5259 -North Wakefield Dr	300 North Wakefield Dr	Newark	DE	19702
RG1162	5260 -Baypoint	500 Biscayne Boulevard	Miami	FL	33132
RG1163	5261 -Bayshore-Mn Bldng	6160 14th Street West	Bradentown	FL	34207
RG1164	5263 -Blountstown-Mn Bldng	16793 SE Pear Street	Blountstown	FL	32424
RG1165	5267-Charlotte Harbor-Mn Bldng	23081 Harborview Road	Port Charlotte	FL	33980
RG1166	5268 -Coral Ridge-Mn Bldng	3600 North Federal Highway	Ft. Lauderdale	FL	33308
RG1167	5269 -Crystal River-Mn Bldng	450 SE Highway 19	Crystal River	FL	34429
RG1168	5273-Ft. Myers Beach-Mn Bldng	2525 Estero Blvd	Ft. Myers Beach	FL	33931
RG1169	5274-Ft. Walton Beach-Mn Bldng	189 Eglin Parkway NE	Ft Walton Beach	FL	32546
RG1170	5276 -Homestead-Mn Bldng	850 Homestead Boulevard	Homestead	FL	33030
RG1171	5283 -Live Oak-Mn Bldng	201 S. Ohio Avenue	Live Oak	FL	32064
RG1172	5286 -Midway -Main Building	7760 West Flagler Street	Miami	FL	33144
RG1173	5288 -Plantation-Mn Bldng	7001 W. Broward Blvd.	Plantation	FL	33317
RG1174	5295 -Trouble Creek-Mn Bldng	4526 US Highway 19	New Port Richey	FL	34652
RG1175	5297 -W. Sunrise-Mn Bldng	8190 W. Sunrise	Plantation	FL	33322
RG1176	5298 -Weeki Wachee-Mn Bldng	9223 Cortez Blvd	Brooksville	FL	34613
RG1177	5299 -Westside-Mn Bldng	4311 Manatee Avenue West	Bradenton	FL	34209
RG1178	5300-Aberdeen Village-Mn Bldng	500 North Lake Drive	Peachtree City	GA	30269
RG1179	5303 -East Point-Mn Bldng	2818 East Point Street	East Point	GA	30344
RG1180	5312 -Exchange Street	200 Exchange St	Malden	MA	02148
RG1181	5313 -Waltham Mn (1 and 2)	1025-1075 Main (blds I & II)	Waltham	MA	02451
RG1182	5317 -Wheaton -Main Building	2601 University Boulevard	Wheaton	MD	20902
RG1183	5319 -Court St.	178 Court St	Auburn	ME	04210
RG1184	5320 -Gannett Dr.	65 Gannett Dr	South Portland	ME	04106
RG1185	5321-Ballwin Facility-Mn Bldng	15115 Manchester	Ballwin	MO	63011
RG1186	5322-Belton Facility-Mn Bldng	1818 E. North Ave	Belton	MO	64012
RG1187	5324-Forsyth Facility-Mn Bldng	Hwy 160 and Main	Forsyth	MO	65653
RG1188	5326-I-70 & Noland-Mn Bldng	4141 Lynn Ct. Drive	Independence	MO	64055
RG1189	5328-Metropolitan-Mn Bldng	8550 Holmes Rd	Kansas City	MO	64131
RG1190	5331 -Gateway Center -Chr	901 W. Trade Street	Charlotte	NC	28202
RG1191	5334 -Nashua Main	143-157 Main St	Nashua	NH	03060
RG1192	5335 -Portsmouth Pleasant	3 Pleasant St	Portsmouth	NH	03801

31

Property Number	Property Name	Address Line	City	State	Zip
RG1193	5336 -Arthur St.	639 Rte 18 & Arthur St	East Brunswick	NJ	08816
RG1194	5337 -Beechwood Rd	40 Beechwood Rd	Summit	NJ	07901
RG1195	5338 -Bellevue Ave.	209-215 Bellevue Ave	Hammonton	NJ	08037
RG1196	5340 -Bergenline Ave	3109 Bergenline Ave	Union City	NJ	07087
RG1197	5342 -Bridgewater	1125 Rte 22 West	Bridgewater	NJ	08807
RG1198	5355 -Lakewood Rte 70	395 N/S Rte 70	Lakewood	NJ	08701
RG1199	5356 -Maplewood Ave	161 Maplewood Ave	Maplewood	NJ	07040
RG1200	5358 -Pennsauken	4900 Rte 70	Pennsauken	NJ	08109
RG1201	5361 -South Orange Ave	8 South Orange Ave.	South Orange	NJ	07079
RG1202	5362 -Springfield Ave	367 Springfield Ave.	Summit	NJ	07901
RG1203	5365 -Wood Ave	601,607-609 N Wood Ave.	Linden	NJ	07036
RG1204	5366-Amador (Cruces)-Mn Bldng	250 W. Amador	Las Cruces	NM	88005
RG1205	5368-Santa Fe-Mtr Bnk-Mn Bldng	1235 St. Michael's Drive	Santa Fe	NM	87505
RG1207	5378 -Genesee St	120 Genesee St.	Auburn	NY	13021
RG1208	5380 -Hempstead Tpke	2310 Hempstead Tpke.	East Meadow	NY	11554
RG1209	5381 -Jamaica	91-16 168 Street	Jamaica	NY	11432
RG1210	5383 -Levittown	3161 Hempstead Tpke.	Levittown	NY	11756
RG1211	5387 -Merrick Ave	15 Merrick Ave	Merrick	NY	11566
RG1212	5388 -Middle Neck Rd	10 Middle Neck Rd.	Great Neck	NY	11021
RG1213	5391 -Park Avenue	3330 Park Ave.	Wantagh	NY	11793
RG1214	5394 -State St	69 State St.	Allbany	NY	12207
RG1215	5395 -Transit Rd	2970 Transit Rd.	West Seneca	NY	14224
RG1216	5396 -Wantagh	15 Hempstead Gardens Dr.	West Hempstead	NY	11552
RG1217	5398 -31st Street-Mn Bldng	10802 E. 31st St.	Tulsa	OK	74146
RG1218	5400 -Broken Arrow-Mn Bldng	1800 South Elm Place	Broken Arrow	OK	74012
RG1219	5401 -Catoosa -Main Building	1801 North Hwy. 66	Catoosa	OK	74015
RG1220	5406 -Gresham -Main Building	200 East Powell Blvd.	Gresham	OR	97030
RG1221	5407 -Parkrose-Mn Bldng	10120 N.E. Sandy Blvd.	Portland	OR	97220
RG1222	5408 -Blair Mill Rd	550 Blair Mill Rd.	Horsham	PA	19044
RG1223	5409 -Bustleton Ave	9501 Bustleton Ave.	Philadelphia	PA	19115
RG1224	5413 -Dupont Dr	125 Dupont Dr.	Providence	RI	02907
RG1225	5415 -Post Rd	6725 Post Rd.	North Kingstown	RI	02852
RG1226	5419-Hilton Hd-Pope Av-Mn Bldg	59 Pope Ave.	Hilton Head	SC	29928
RG1227	5420 -Rock Hill MO-Mn Bldng	222 East Main St.	Rock Hill	SC	29730
RG1228	5425 -Lebanon Main-Mn Bldng	120 W. Main	Lebanon	TN	37087
RG1229	5427 -Beaumont-Mn Bldng	2635 Broadway	Beaumont	TX	77702
RG1230	5430 -Harlandale-Mn Bldng	111 Rayburn	San Antonio	TX	78221
RG1231	5432 -Nederland-Mn Bldng	1308 Boston Avenue	Nederland	TX	77627
RG1232	5433 -Northern Hills-Mn Bldng	11714 Perrin Beitel	San Antonio	TX	78217
RG1233	5436 -Steeplechase-Mn Bldng	11025 FM 1960 W	Houston	TX	77065

32

Property Number	Property Name	Address Line	City	State	Zip
RG1234	5438 -Witchita Falls-Mn Bldng	2733 Midwestern Pky.	Wichita Falls	TX	76308
RG1235	5439 -Abingdon-Mn Bldng	271 West Main Street	Abingdon	VA	24210
RG1236	5441-Coliseum-Rvrdl-Mn Bldng	2030 Coliseum Drive	Hampton	VA	23666
RG1237	5442 -Fairfax Courthouse	10440 Main St.	Fairfax	VA	22030
RG1238	5443 -Orange -Main Building	113 West Main St.	Orange	VA	22960
RG1239	5445-Robinson & Broad-Mn Bldng	2601 W Broad St.	Richmond	VA	23220
RG1240	5446 -Camas -Main Building	528 N.E. 4th	Camas	WA	98607
RG1241	5448 -Clarkson-Mn Bldng	648 6th St.	Clarkson	WA	99403
RG1242	5449 -Edmonds -Main Building	306 Main St.	Edmonds	WA	98020
RG1243	5450 -Greenwood-Mn Bldng	404 N. 85th St.	Seattle	WA	98103
RG1244	5452 -Kennewick-Mn Bldng	3420 W Kennewick Ave.	Kennewick	WA	99336
RG1245	5454 -Lynden -Main Building	700 Front St.	Lynden	WA	98264
RG1246	5457 -Port Townsend	734 Water St.	Port Townsend	WA	98368
RG1247	5458 -Quincy -Main Building	500 Central Ave. South	Quincy	WA	98848
RG1248	5460 -Sequim -Main Building	114 S. Sequim Ave.	Sequim	WA	98382
RG1249	5461-Wenatchee Valley-Mn Bldng	30 South Wenatchee Ave.	Wenatchee	WA	98801
RG1250	5462 -Ballard -Main Building	2010 NW Market St.	Seattle	WA	98107
RG1251	5464-Dayton Bch Spdwy-Mn Bldn	1025 International Speedwy Bd	Daytona Beach	FL	32114
RG1252	5467 -Palm Beach Vault	5701 Village Blvd	West Palm Beach	FL	33407
RG1253	5474 -Redmond -Main Building	552 S 6th St	Redmond	OR	97756
RG1254	5476 -Las Veg Ops Ctr	4101 E. Charleston Blvd	Las Vegas	NV	89104
RG1265	3316 -Deland Main	131 E New York Ave	Deland	FL	32724
RG1278	4209-CENTRAL AVENUE	835 Central Ave	Hot Springs	AR	71901
RG1289	4233-BELLEVILLE	222 East Main Street	Belleville	IL	62220
RG1301	4265-SOUTH FIRST STREET	203 S. First Street	Lufkin	TX	75901
RG1312	4300-COOKEVILLE	10 W Broad Street	Cookeville	TN	38501
RG1323	3372 -NBOC Operations	100/300 Fidelity Plaza	North Brunswick	NJ	08905
RG1324	3443 -NBOC Op Center	100/300 Fidelity Plaza	North Brunswick	NJ	08905
RG1326	925 -Barbee Chapel Road	112 West Barbee Chapel Road	Chapel Hill	NC	27517
RG1327	3122 -BERNWOOD PARK	12851 Bonita Beach Road	Bonita Springs	FL	34135
RG1328	3128 -CHARLOTTE HARBOR O	22627 Bayshore Road	Port Charlotte	FL	33980
RG1329	3132 -CYPRESS POINT	1300 Palm Coast Parkway	Palm Coast	FL	32137
RG1330	3140 -HUDSON OFFICE	9005 State Rd. 52	Hudson	FL	34669
RG1331	3143 -MARCO ISLAND OFFICE	615 Elkcam Circle	Marco Island	FL	34145
RG1332	3147 -NORTH LOCKWOOD RID	6056 N LOCKWOOD RIDGE RD	SARASOTA	FL	34243
RG1333	3160 -WEST BRADENTON	4601 Manatee Ave. W.	Bradenton	FL	34209
RG1334	3165 -CHESHIRE SHERIDAN	2419 Cheshire Bridge Rd NE	Atlanta	GA	30324

33

Property Number	Property Name	Address Line	City	State	Zip
RG1335	3167 -EDGEWOOD	3805 Macon Road	Columbus	GA	31907
RG1336	3186 -UNIVERSITY PLACE OFF	8700 University Exec. Pk Dr	Charlotte	NC	28262
RG1337	3190 -FOREST DRIVE OFFICE	5490 Forest Drive	Columbia	SC	29206
RG1338	3209 -LAND O'LAKES OFFICE	21708 State Rd. 54	Lutz	FL	33549
RG1339	4554 -West Placerville Branch	3970 J Missouri Flat Road	Placerville	CA	95667
RG1340	0115 -New Smyma Bch E	763 E. 3rd Avenue	New Smyrna Beac	FL	32169
RG1341	0031 -Hamilton Sq	3659 Nottingham Way	Hamilton Square	NJ	08690
RG1342	3135 -EAST COMMERCIAL BLV	2660 E Commercial Blvd.	Fort Lauderdale	FL	33308
RG1343	3141 -LARGO OFFICE	13175 Walsingham Rd.	Largo	FL	33774
RG1344	3145 -NEW CITRUS PARK	7919 Gunn Highway	Tampa	FL	33626
RG1345	3173 -PROVIDENCE SQUARE	4209 Roswell Road NE	Marietta	GA	30062
RG1346	3178 -ASHLEY VILLAGE	7210 Tryon Rd.	Cary	NC	27511
RG1347	3188 -WEST MARKET STREET	4636 W. Market Street	Greensboro	NC	27407
RG1348	3191 -HARBISON OFFICE	149 Columbiana Drive	Irmo	SC	29212
RG1349	3206 -VIRGINIA BEACH SHORE	2993 Shore Dr.	Virginia Beach	VA	23103
RG1350	3600 -Cypress Lake Drive	7750 Cypress Lake Drive	Fort Myers	FL	33907
RG1351	3604 -Woodstock Crossing	2255 Towne Lake Parkway	Woodstock	GA	30189
RG1352	3625 -The Avenues	10625 Philips Hwy	Jacksonville	FL	32256
RG1353	4555 -Roseville Branch Branch	1801 Douglas Boulevard	Roseville	CA	95661
RG1354	4558 -Valley Springs	87 Highway 26	Valley Springs	CA	95252
RG1355	4559 -Lake Community Bank	805 11th Street	Lakeport	CA	95453
RG1356	0108 -Park Hill	3200 John F. Kennedy Blvd.	N. Little Rock	AR	72116
RG1357	0113 -Holiday	2123 US Hwy. 19N	Holiday	FL	34691
RG1358	924 -Village Circle	200 Meadowmont Village Circle	Chapel Hill	NC	27517
RG1359	3123 -BLOOMINGDALE	110 W. Bloomingdale Ave	Brandon	FL	33511
RG1360	3126 -CEDAR SHORES OFFICE	3620 SE Maricamp Road	Ocala	FL	34471
RG1361	3137 -GROVE CITY OFFICE	2691 Placida Road	Grove City	FL	34224
RG1362	3163 -BLUEGRASS OFFICE	1475 McFarland Road	Alpharetta	GA	30005
RG1363	3169 -LAVISTA ROAD	3880 LaVista Road	Tucker	GA	30084
RG1364	3182 -GARNER OFFICE	1145 Hwy 70 W.	Garner	NC	27529
RG1365	3192 -JAMES ISLAND	540 Folly Road	Charleston	SC	29412
RG1366	3197 -CHESTER	4023 W. Hundred Road	Chester	VA	23831
RG1367	3613 -Haddonfield-Kings	17 Kings Highway West	Haddonfield	NJ	08033
RG1368	3616 -Staples Mill	8727 Staples Mill Road	Richmond	VA	23228
RG1369	4552 -Cameron Park	4011 Plaza Goldorado	Cameron Park	CA	95682
RG1370	4556 -Sonora Branch	229 South Washington	Sonora	CA	95370
RG1371	0140 -Simpsonville Mn	116 NE Main Street	Simpsonville	SC	29481

34

Property Number	Property Name	Address Line	City	State	Zip
RG1372	352 - Banner Elk	1667 NC Highway 184	Banner Elk	NC	28779
RG1373	3119 -47TH TERRACE OFFICE	1645 SE 47th Terrace	Cape Coral	FL	33904
RG1374	3120 -ALTAMONTE CROSSING	151 N. State Road 434	Altamont Spring	FL	32714
RG1375	3124 -BRADENTON CITY	921 Manatee Ave. W.	Bradenton	FL	34205
RG1376	3125 -BRANDON	510 Oakfield Drive	Brandon	FL	33511
RG1377	3130 -CORDOVA-PENSACOLA	4710 Bayou Blvd.	Pensacola	FL	32503
RG1378	3133 -DEERFIELD BEACH (H.S	3325 W. Hillsboro Road	Deerfield Beach	FL	33442
RG1379	3139 -HOLLY HILL OFFICE	555 Ridgewood Ave.	Holly Hill	FL	32117
RG1380	3155 -SAWGRASS	12396 W. Sunrise Blvd.	Plantation	FL	33323
RG1381	3159 -VERO-WEST (1ST AM)	4000 20th Street	Vero Beach	FL	32960
RG1382	3170 -LILBURN OFFICE	4354 Lawrenceville Hwy	Lilburn	GA	30047
RG1383	3185 -STONEHENGE OFFICE	7541 Creedmoor Rd.	Raleigh	NC	27613
RG1384	3196 -CENTERVILLE	27 Broad Street	Manakin-Sabot	VA	23103
RG1385	4553 -El Dorado Hills Branch	3880 El Dorado Hills Blvd	El Dorado Hills	CA	95762
RG1386	4557 -Sutter Creek	11 Ridge Road	Sutter Creek	CA	95685
RG1622	4101A-Albemarle Rd	6425 Albemarle Road	Charlotte	NC	28212
RG1623	4103A-Beatties Ford Rd	2249 Beatties Ford Road	Charlotte	NC	28216
RG1624	4104A-Belhaven Blvd	4801 Brookshire Blvd	Charlotte	NC	28216
RG1625	4106A-Boger City	2614 E. Main Street	Lincolnton	NC	28092
RG1626	4107-Boone Main Office	709 Blowing Rock Road	Boone	NC	28607
RG1627	4109A-Burgaw Main Offc	104 E. Fremont Street	Burgaw	NC	28425
RG1628	4110A-Burlington Mn Of	245 W. Davies Street	Burlington	NC	27215
RG1629	4112A-Cameron Village	321 Oberlin Road	Raleigh	NC	27605
RG1630	4113A-Candler	1189 Smokey Park Highway	Candler	NC	28715
RG1631	4114A-Carmel Commons	6611 Carmel Road	Charlotte	NC	28216
RG1632	4115A-Carolina Beach	123 Harper Avenue	Carolina Beach	NC	28428
RG1633	4116A-Cary Village	801 E. Maynard Road	Cary	NC	27511
RG1634	4117A-Cherryville	403 E. Main Street	Cherryville	NC	28021
RG1635	4120A-Columbus	211 E. Mill Street	Columbus	NC	28722
RG1636	4121A-Cornelius	20005 NC Highway 73 West	Cornelius	NC	28031
RG1637	4122A-Cumberland	5581 Cumberland Road	Fayetteville	NC	28306
RG1638	4123A-Dallas	202 W. Trade Street	Dallas	NC	28034
RG1639	4124A-Denver	3768 N. Highway 16	Denver	NC	28037
RG1640	4125A-Dixie Village	2401 W. Franklin Blvd.	Gastonia	NC	28052
RG1641	4130A-Eden Main Office	213 W. Kings Highway	Eden	NC	27288
RG1642	4131A-Elizabethtown Mn	201 W. Broad Street	Elizabethtown	NC	28337
RG1643	4133A-Farmville	200 S. Main Street	Farmville	NC	27828
RG1644	4134A-Fayettevll Dwntn	324 Mason Street	Fayetteville	NC	28301
RG1645	4135A-Garner	547 Benson Road	Garner	NC	27529
RG1646	4136A-Gastonia Mn Off	355 S. New Hope Road	Gastonia	NC	28054
RG1647	4138A-Guilford College	700 College Road	Greensboro	NC	27410
RG1648	4141A-Hendersn MO Relc	826 S. Garnett Street	Henderson	NC	27536

35

Property Number	Property Name	Address Line	City	State	Zip
RG1649	4142A-Hillsborough	113 N. Churton Street	Hillsborough	NC	27278
RG1650	4143A-Hilltop Plaza	901 E. Roosevelt Blvd	Monroe	NC	28112
RG1651	4145A-Hospital-Grnvill	2000 Stantonsburg Road	Greenville	NC	27834
RG1652	4147A-Kenansville	104 Limestone Road	Kenansville	NC	28349
RG1653	4148A-Kinston Mn Offic	1900 W. Vernon Avenue	Kinston	NC	28501
RG1654	4149A-Landfall	1325 Military Cut-Off-Road	Wilmington	NC	28405
RG1655	4152A-Marion Main Offc	100 N. Main Street	Marion	NC	28752
RG1656	4155A-Mooresville Main	314 N. Main Street	Mooresville	NC	28115
RG1657	4156A-Mt Olive Mn Off	211 N. Chestnut Street	Mount Olive	NC	28365
RG1658	4157A-Myers Park	751 Providence Road	Charlotte	NC	28207
RG1659	4158A-North Asheville	892 Merrimon Avenue	Asheville	NC	28804
RG1660	4159A-North Blvd-Ralgh	5005 Capital Blvd	Raleigh	NC	27615
RG1661	4160A-North Durham	3807 N. Duke Street	Durham	NC	27712
RG1662	4161A-North Henderson	1405 N. Garnett Street	Henderson	NC	27536
RG1663	4164A-North Raleigh	6300 Falls of Neuse Road	Raleigh	NC	27615
RG1664	4165A-Northeast	3401 The PLaza	Charlotte	NC	28205
RG1665	4166A-Northwood	201 E. Paris Avenue	High Point	NC	27265
RG1666	4167A-Park Road	4535 Park Road	Charlotte	NC	28209
RG1667	4168A-Pavilions	698 Hanes Mall Blvd	Winston-Salem	NC	27103
RG1668	4169A-Pinehurst	5 Villiage Green West	Pinehurst	NC	28374
RG1669	4170A-Pleasant Garden	4615 Pleasant Garden Road	Pleasant Garden	NC	27313
RG1670	4171A-Reidsville Mn Of	507 S. Main Street	Reidsville	NC	27320
RG1671	4172A-Reynolda	2899 Reynolda Road	Winston-Salem	NC	27106
RG1672	4174A-Salisbury Mn Off	500 W. Innes Street	Salisbury	NC	28144
RG1673	4175A-Salisbury West	200 Statesville Blvd.	Salisbury	NC	28144
RG1674	4176A-Sardis Village	9700 Old Monroe Road	Charlotte	NC	28270
RG1675	4177A-Signal Hill	1616 E. Broad Street	Statesville	NC	28625
RG1676	4178A-Six Forks	8820 Six Forks Road	Raleigh	NC	27615
RG1677	4179A-South Elm	1500 S. Elm Street	Greensboro	NC	27406
RG1678	4180A-S Park Greenvill	317 E. Greenville Blvd.	Greenville	NC	27858
RG1679	4181A-South Square	3200 Shannon Road	Durham	NC	27707
RG1680	4182A-S Pines Mn Offic	100 W. Morganton Road	Southern Piens	NC	28337
RG1681	4183A-Southwinds	Southwinds Shopping Center	Spring Lake	NC	28390
RG1682	4184A-Southwood Square	115 W. Fairfield Road	High Point	NC	27263
RG1683	4185A-Spruce Pine Main	337 Oak Avenue	Spruce Pine	NC	28777
RG1684	4186A-Statesville Mn O	113 W. Broad Street	Statesville	NC	28677
RG1685	4187A-Swansboro	620 W. Corbett Avenue	Swansboro	NC	28584
RG1686	4189A-Troutman	539 N. Main Street	Troutman	NC	28166
RG1687	4190A-Tryon Main Offic	201 Pacolet Street	Tryon	NC	28782
RG1688	4191A-Twin Rivers	3131 Martin Luther Kng Jr. Bl	New Bern	NC	28562
RG1689	4192A-Union Road	2950 Union Road	Gastonia	NC	28054
RG1690	4194A-University	502 S. College Road	Wilmington	NC	28403
RG1691	4195A-Village Drive	2901 Villiage Drive	Fayetteville	NC	28305
RG1692	4003B -Combee	1414 South Combee Rd	Lakeland	FL	33801
RG1693	4012B -Lantana	1500 W Lantana Rd	Lantana	FL	33462
RG1694	4014B -Monument Rd	9580 Regency Square Blvd	Jacksonville	FL	32225

36

Property Number	Property Name	Address Line	City	State	Zip
RG1695	4016B -North Boca Ratn	3601 N. Federal Highway	Boca Raton	FL	33431
RG1696	4020B -Ridge Road	8423 Moon Lake Road	New Port Richey	FL	34654
RG1697	4021B -Rockledge	201 North Church Street	Rockledge	FL	32955
RG1698	4022B -S. Mandarin	12222 San Jose Blvd.	Jacksonville	FL	32223
RG1699	4025B -Westside	4328 Blanding Blvd.	Jacksonville	FL	32210
RG1700	4030B -Hapeville	590 S. Central Ave	Hapeville	GA	30354
RG1701	4038B -Perimeter Centr	4570 Ashford Dunwoody Road	Atlanta	GA	30346
RG1702	4040B -Stephenson	16 Stephenson Ave.	Savannah	GA	31405
RG1703	4041B -Toco Hills	2942 N. Druid Hills Road	Atlanta	GA	30329
RG1704	4045B -Walton Way	1478 Walton Way	Augusta	GA	30901
RG1705	4046B -Washington Road	2835 Washington Road	Augusta	GA	30909
RG1706	4057B -Clemmons	2565 Lewisville-Clemmons Rd.	Clemmons	NC	27012
RG1707	4069B -King Main	701 S. Main St.	King	NC	27021
RG1708	4072B -Marion Main	129 N. Main Street	Marion	NC	28752
RG1709	4078B -Roxboro Main	515 North Madison Blvd.	Roxboro	NC	27573
RG1710	4079B -Russ Avenue	339 Russ Avenue	Waynesville	NC	28786
RG1711	4080B -Sardis Road	1607 N. Sardis Road Extension	Charlotte	NC	28270
RG1712	4083B -Valdese Main	101 Main Street	Valdese	NC	28690
RG1713	4084B -Viewmont	1453 Second Street NW	Hickory	NC	28601
RG1714	4086B -Wilkesboro Main	210 West Main Street	Wilkesboro	NC	28697
RG1715	3009 -Winterpark Tmpl	1400 Howell Branch Road	Winter Park	FL	32789
RG1716	3016 -Ballantyne	14925 John J. Delaney Drive	Charlotte	NC	28277
RG1717	3017 -Cary Preston	999 High House Road	Cary	NC	27513
RG1718	3018 -Clemmons	3645 Clemmons Road	Clemmons	NC	27012
RG1719	3031 -Wakefield FC	14400 New Falls of Neuse Blvd	Raleigh	NC	27511
RG1720	3032 -Westinghouse	741 Westinghouse Blvd	Charlotte	NC	28273
RG1721	3039 -Sea Pines Mn	4 Pope Avenue	Hilton Head	SC	29928
RG1722	4603 -Champions	6333 FM 1960 West	Houston	TX	77069
RG1723	4604 -Clear Lake	16211 Space Center Boulevard	Houston	TX	77062
RG1724	4605 -Cypress Station	855 FM 1960 Road West	Houston	TX	77090
RG1725	4606 -Deer Park	1500 Center Street	Deer Park	TX	77536
RG1726	4607 -Duncanville	338 South Cedar Ridge	Duncanville	TX	75116
RG1727	4608 -Galleria	5006 Verde Valley Lane	Dallas	TX	75254
RG1728	4609 -Heights	414 West 19th Street	Houston	TX	77008
RG1729	4610 -Helotes	12850 Bandera Road	San Antonio	TX	78023
RG1730	4611 -Highway 290	15000 Northwest Freeway	Houston	TX	77049
RG1731	4612 -Highway 6	6895 Highway 6 North	Houston	TX	77084
RG1732	4613 -Humble	111 FM 1960 Bypass Road East	Humble	TX	77338
RG1733	4614 -Mangum	2201 Mangum Road	Houston	TX	77092
RG1734	4615 -Northshore	12727 East Freeway	Houston	TX	77015

37

Property Number	Property Name	Address Line	City	State	Zip
RG1750	Independence -Main Bld -0104	101 Independence Center	Charlotte	NC	28246
RG1751	801 Market Associates	801 Market Street	Philadelphia	PA	19107
RG1752	FS Wilmington, LP	3 Beaver Valley Road	Wilmington	DE	19083
RG1754	0093 -Arlington	4220 W. Green Oaks Blvd.	Arlington	TX	76016
RG1755	0094 -Ennis -Main Building	301 W. Knox & 305 W. Baylor	Ennis	TX	75119
RG1756	0095-Hillsboro-Main Building	100 E. Elm Street & 302 S.Wac	Hillsboro	TX	76645
RG1757	0096 -Paris -Main Building	1161 Clarksville Street	Paris	TX	75460
RG1758	0097-Stephenville-Mn Bldng	115 N. Graham Street	Stephenville	TX	76401
RG1759	0027 -Feasterville	40 E. Street Rd.	Feasterville	PA	19053
RG1760	Jenkins Court -Tower	610 Old York Road	Jenkintown	PA	19046
RG1764	0101 -Brainard	5506 Brainerd Road	Chattanooga	TN	37411
RG1766	0109 -E. Colonial Drive Thr	4450 East Colonial Drive	Orlando	FL	32803
RG1768	0917 -Inverness	2875 E. Gulf to Lake Highway	Inverness	FL	34450
RG1769	0918 -Paoli	12 Chestnut Street	Paoli	PA	19301
RG1770	224 -Forest Hill Banking Cent	2915 Forst Hill - Irene Road	Germantown	TN	38138
RG1771	231 -Upper Montclair Drive Up	529 Valley Road	Upper Montclair	NJ	07043
RG1772	0001 -Ardmore	225 W. Lancaster Ave.	Ardmore	PA	19003
RG1773	0007 -Milltown	270 Ryders Ln	Milltown	NJ	08850
RG1774	0009 -Fairgrounds	17th and Chew Streets	Allentown	PA	18102
RG1777	0012 -West Goshen	1115 West Chester Pike	West Chester	PA	19382
RG1780	0020 -Reading Airport	Route 183 and Macarthur	Reading Airport	PA	19605
RG1781	0022 -East Brunswick	Loehmann's Plaza, Rte 18	East Brunswick	NJ	08816
RG1782	0023 -Concordia	Concordia Shopping Ctr	Cranbury	NJ	08512
RG1783	0025 -Thorndale	3719 E. Lincoln Highway	Thorndale	PA	19372
RG1784	0030 -Devon	144 E. Lancaster Ave.	Devon	PA	19333
RG1785	0031 -Wind Gap	1430 Jacobsburg Road	Wind Gap	PA	18091
RG1786	Schwab -Harborside	Harborside Financial Center	Jersey City	NJ	07311
RG1787	302A -Hickory PKG Lot	2nd Street Place NE	Hickory	NC	28601
RG1788	2909 -Torrance	22150 Hawthorne Boulevard	Torrance	CA	90503
RG1793	3914 -Chapel Hill	100 E. Franklin Street	Chapel Hill	NC	27514
RG1796	3924 -Greenville Main	201 W. McBee Street	Greenville	SC	29601
RG1797	2926 -Del Prado	2503 Del Prado	Cape Coral	FL	33904
RG1798	2931 -Parkside Marketplace	10791 W. Broad Street	Glen Allen	VA	23060
RG1799	2932 -Livingston	39 East Mount Pleasant Ave	Livingston	NJ	07039
RG1800	3320 -Dwntwn St Ptrsb	410 Central Avenue	St. Petersburg	FL	33701
RG1811	5170 Bank America Finc -Sub-L	601 W. Riverside Avenue	Spokane	WA	99201
RG1813	5275 -Gulfgate-Mn Bldng	6525 South Tamiami Trail	Sarasota	FL	34231
RG1815	5463 -Cocoa Village Dt	430 Brevard Ave	Cocoa	FL	32922

38

Property Number	Property Name	Address Line	City	State	Zip
RG2004	71010-Clinton East Main	156 East Main Street	Clinton	CT	06413
RG2005	71011-Railroad Avenue	16 Railroad Avenue	Cromwell	CT	06374
RG2006	71012-Shunpike Road	61 Shunpike Road	Cromwell	CT	06416
RG2007	71013-Whalley Avenue	395 Whalley Avenue	New Haven	CT	06511
RG2008	71014-Lockport	1103 E 9th Street	Lockport	IL	60441
RG2009	71015-Columbia Road	568-572 Columbia Road	Dorchester	MA	02125
RG2010	71016-East Boston Square	26 Central Square	East Boston	MA	02128
RG2011	71017-Massachusetts Avenue	1420 Massachusetts Avenue	Arlington Heights	MA	02476
RG2012	71018-Rogers Road	147 Main Street + 52 Rogers Ro	Gloucester	MA	01930
RG2013	71019-Union Square - Somervill	40 Union Square	Somerville	MA	02143
RG2014	71020-18 Mile Road	2225 18 Mile Road	Sterling Height	MI	48314
RG2015	71021-Allen Road - Southgate	11275 Allen Road	Southgate	MI	48195
RG2016	71022-Ford Road Heights	25350 Ford Road	Dearborn Heights	MI	48127
RG2017	71023-Grand River	2150 Grand River	Detroit	MI	48219
RG2018	71024-Greater Mack	21800 Greater Mack	St. Clair Shores	MI	48080
RG2019	71025-Grosse Pointe Woods	19307 Mack Avenue	Gross Pointe Wood	MI	48236
RG2020	71026-Hoover Road	26681 Hoover Road	Warren	MI	48089
RG2021	71027-Joy Road	10641 Joy Road	Detroit	MI	48204
RG2022	71028-Main St - Belleville	105 Main Street	Belleville	MI	48111
RG2023	71029-North Adams	44 North Adams	Rochester	MI	48309
RG2024	71030-Plymouth Rd - Detroit	20222 Plymouth Road	Detroit	MI	48228
RG2025	71031-Roseville	26000 Gratiot Ave	Roseville	MI	48066
RG2026	71032-Schoenherr	28455 Schoenherr	Warren	MI	48088
RG2027	71033-West Fort Street	14600 W Fort Street	Southgate	MI	48195
RG2028	71034-West Maple	2500 W Maple	Bloomfield Hills	MI	48301
RG2029	71035-Woodward - Ferndale	23011 Woodward Avenue	Ferndale	MI	48220
RG2030	71036-Barrington	Jct Rt 9 & 125	Barrington	NH	03825
RG2031	71037-Coliseum Avenue	33 Coliseum Avenue	Nashua	NH	03063
RG2032	71038-One Constitution Way	One Constitution Way	Somersworth	NH	03878
RG2033	71039-Endicott	18-20 Washington Avenue	Endicott	NY	13760
RG2034	71040-Genesee - Utica	264-266 Genesee Street and	Utica	NY	13502
RG2035	71041-Glens Falls	37 Bay Street	Glen Falls	NY	12801
RG2036	71042-Main St - Beacon	364 Main Street	Beacon	NY	12508
RG2037	71043-Meadow Avenue	Union and Meadow Avenues	Newburgh	NY	12550
RG2038	71044-Montcalm Street	117Montcalm Street	Ticonderoga	NY	12883
RG2039	71045-Chagrin Falls	4 E Washington Street	Chagrin Falls	OH	44022
RG2040	71046-Dover Center Road	411 Dover Center Road	Bay Village	OH	44140
RG2041	71047-East Street - Euclid	365 E 200 Street	Euclid	OH	44119
RG2042	71048-Fairview Park	22591 Lorain Road	Fairview Park	OH	44126
RG2043	71049-Girard	35 S State Street	Girard	OH	44420
RG2044	71050-Lake Shore Blvd	23300 Lake Shore Boulevard	Euclid	OH	44123
RG2045	71051-Lorain Road	25290 Lorain Road	North Olmsted	OH	44070

39

Property Number	Property Name	Address Line	City	State	Zip
RG2046	71052-Mentor Avenue	8715 Mentor Avenue	Mentor	OH	44060
RG2047	71053-Navarre Avenue	3024 Navarre Avenue	Oregon	OH	43616
RG2048	71054-Richmond Heights	690 Richmond Road	Richmond Heights	OH	44143
RG2049	71055-Toledo Main	602 Main Street	Toleda	OH	43605
RG2050	71056-University Heights	2175 Warrensville Center	University Height	OH	44118
RG2051	71057-Westlake	1299 Columbia Road	Westlake	OH	44145
RG2052	71058-Burgettstown	20 Main Street	Burgettstown	PA	15021
RG2053	71059-Zelienople	100 W. Main Street	Zelienople	PA	16063
RG2054	71060-Portsmouth East Main	3033 East main Road	Portsmouth	RI	02871
RG2055	71061-Pearl St - Essex Junction	84 Pearl Street	Essex Junction	VT	05452

40

Annex A-2

Profit Participation Threshold

Portfolio	Profit Participation Threshold

BBD2	255,000,000
101IND	88,200,000
PITNEY BOA	64,089,405
Citizens JV	64,300,000
BEAVER	48,000,000
6000A	31,915,876
6000B	36,655,711
6000C	30,856,783
6000D	34,275,087
PITNEY WACH	30,598,505
STERLING	23,000,000
RBCCENTURA	1,173,000	(1)
FSI	11,030,574	(2)
	719,094,941

(1)	RBCCENTURA includes only RG1720 - 3032 Westinghouse and RG1715 - 3009 Winterpark.

(2)	FSI includes RG1324 - 3443 NBOC Op Center, RG1323 - 3372 NBOC Operations, RG1278 - 4209 Central Avenue, RG1289 - 4233 Bellevile, RG1301 - 4265 South First Street, RG1265 - 3316 Deland Main, and RG1312 - 4300 Cookeville.

41

Annex B

Reports

1.             Monthly U.S. GAAP Financial Statements shall be prepared on a consolidated basis, in sub-portfolio groups and/or on a individual property basis in such form as approved by Company, which shall include, among other things, balance sheet, thirteen (13) month income statement with year-to-date actual to budget comparison with explanation of unusual fluxes in thirteen (13) month trend income statement trends (until such time as the Company has had control of the properties for thirteen (13) months, such income statement shall include historical information on the Properties prior to control by the Company), report summarizing any capital expenditures and repair and maintenance which year-to-date are greater than $100,000, supporting depreciation and amortization schedule, FAS13 schedules, and support for significant balance sheet items schedules (in same groupings consolidated basis, in sub-portfolios and/or on individual property basis) such as accounts payable accruals, property taxes, insurance, prepaids, and allowance for doubtful accounts. See Exhibit __ for GAAP Report Table of Contents and Accrual Basis Report Checklist for a complete listing of required reports. Both the GAAP Report Table of Contents and Accrual Basis Report Checklist is required to be signed by both the preparer of the financial statements and their supervisor as representation that the reports are accurate and complete.

2.             Quarterly Financial Statements shall be prepared in a manner consistent with Item 1 above. In addition, Manager shall provide any information, including supporting back-up schedules/information, as required to complete the Company’s quarterly 10-Q and board packages, including among other things:

(a)               Consolidated Properties portfolio balance sheet, income statement and statement of cash flow

(b)               Five (5) year and thereafter minimum rent schedule

(c)               Five (5) year and thereafter minimum principal paydown schedule

(d)               Schedule of lease expirations by year based on rsf and annualized base rent

(e)               Base information on lease terms, location, industry, annual base rent and rsf on Top Ten (10) Tenants in the Properties portfolio

(f)               Breakout of portfolio by annualized base rent and rsf by geographic and industry dispersion

(g)               Net absorption data for the Properties portfolio by month for a trailing and forward twelve (12) months

42

(h)               Variances explanations for significant fluctuations between current quarter and current year to date numbers compared to prior year quarter and prior year to date numbers

(i)               Other information as requested.

3.             Annual U.S. GAAP Financial Statements: As soon as practicable, and in any event within seven (7) working days of December 31st, the manager shall deliver annual accrual basis financial statements prepared in a manner and form consistent with Items 1 and 2 above. In addition, Manager shall provide any information as required to complete the Company’s annual audited financial statements and 10-K.

4.             Annual E&P and Tax Return information: In addition to Item 3 above, Manager shall provide FAS depreciation schedules on a E&P basis no later than seven (7) business days prior to January 31st and any other information as requested to allow the Company to prepare an annual E&P estimate for purposes of meeting its 1099-DIV requirements to its investors. In addition, fifteen (15) days after year end numbers have been finalized, FAS depreciation schedules which sort and summarize information by year placed in service and depreciable life categories on a tax basis and other information as requested to allow the Company to prepare its annual tax returns.

43

Annex C

Property Performance Report

44

Annex D

Example of Profit Participation Calculation for a Sample Portfolio:

Portfolio Value:
Plus: Net Sales Price of the Properties Sold from and after November 1, 2013	$
Plus: Fair Value of Applicable Remaining Properties as of the Measurement Date		80,000,000
Total Portfolio Value		80,000,000

Profit Participation Threshold		64,295,988

Good News Cash Equity Contributions Funded after December 1, 2013
Plus: Capital Expenditures
Plus: Tenant Improvements
Plus: Lease Commissions		1,000,000
Total Cash Equity Contributions		1,000,000

Incentive Profit Calculation
Plus: Total Portfolio Value		80,000,000
Less: Profit Participation Threshold		64,295,988
Less: Cash Equity Contributions		1,000,000
		14,704,012
Profit Participation
Plus: 10% for Incentive Profits		642,960
Plus: 20% for Incentive Profits		1,285,920
Plus: 30% for Incentive Profits		553,444
		$2,482,324

45

Annex E

Third Year Termination Baseline

Effective Date of Termination	Third Year Termination Baseline

Month of January, 2016	14,062,500
Month of February, 2016	13,125,000
Month of March, 2016	12,187,500
Month of April, 2016	11,250,000
Month of May, 2016	10,312,500
Month of June, 2016	9,375,000
Month of July, 2016	8,437,500
Month of August, 2016	7,500,000
Month of September, 2016	6,562,500
Month of October, 2016	5,625,000
Month of November, 2016	4,687,500
Month of December, 2016	3,750,000

46